                                                                      EXHIBIT 21
                              LIST OF SUBSIDIARIES

     The following table sets forth certain information concerning the sole subsidiary of the Company.

                                                      State or Other
              Name                             Jurisdiction of Incorporation
              ----                             -----------------------------
    Shoe Pavilion Corporation                          Washington